Exhibit 10.2

November 6, 2008

TO THE BORROWER PARTY TO THE CREDIT
AGREEMENT DESCRIBED BELOW

AND

TO EACH OF THE LENDERS PARTY TO THE
CREDIT AGREEMENT DESCRIBED BELOW

Re:
CREDIT AGREEMENT, dated as of March 15, 2007, by and among Benihana Inc. (the “Borrower”), certain subsidiaries of the Borrower from time to time party thereto (collectively, the “Guarantors”), the lenders from time to time party thereto (the “Lenders”) and Wachovia Bank, National Association, as administrative agent (the “Agent”)

Ladies and Gentlemen:

Reference is made to the Credit Agreement described above.  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

The Borrower has requested that the Lenders amend the definition of Consolidated EBIT to read as follows:

“Consolidated EBIT” means, for any period, the sum of (a) Consolidated Net Income for such period, plus (b) an amount which, in the determination of Consolidated Net income for such period, has been deducted for (i) Consolidated Accrued Interest Expense for such period, (ii) Consolidated Taxes and (iii) non-cash stock-based compensation, all as determined in accordance with GAAP.

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Lenders hereby agree to amend the definition of Consolidated EBIT as set forth above and further agree that such amendment shall be effective as of July 21, 2008.

This Agreement shall be effective only to the extent specifically set forth herein and shall not (a) be construed as a waiver of any breach or default nor as a waiver of any breach or default of which the Lenders have not been informed by the Borrower, (b) affect the right of the Lenders to demand compliance by the Credit Parties with all terms and conditions of the Credit Agreement, except as specifically modified or waived by this Agreement, (c) be deemed a waiver of any transaction or future action on the part of the Credit Parties requiring the Lenders’ or the Required Lenders’ consent or approval under the Credit Agreement, or (d) except as waived hereby, be deemed or construed to be a waiver or release of, or a limitation upon, the Administrative Agent’s or the Lenders’ exercise of any rights or remedies under the Credit Agreement or any other Credit Document, whether arising as a consequence of any Event of Default which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed on the date first above written.

WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Acknowledged and Agreed:

BENIHANA INC.

By:
Name:
Title: